Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:

TROY Group, Inc.

2331 South Pullman Street
Santa Ana, CA 92705
(949) 250-3280
(949) 250-8972 Fax
www.troygroup.com

Contact: James Klingler,

Vice President & CFO

TROY Group, Inc. Reports Preliminary First-Quarter Results

Santa Ana, CA. – April 19, 2004—TROY Group, Inc. (NASDAQ: TROY) today announced preliminary financial results for its first quarter of fiscal 2004, which ended February 29, 2004.

TROY’s quarterly report on Form 10-Q for the quarter ended February 29, 2004 will be filed as soon as possible after the company’s independent public accountants complete their quarterly review.  As previously disclosed, the filing of TROY’s Form 10-Q for the quarter ended February 29, 2004 was delayed due to its recent change in audit firms and the implementation of its new ERP system.

Based on these preliminary results, net sales for the first quarter decreased 5% to $13.7 million, compared to $14.4 million in the first quarter of fiscal year 2003, primarily due to decreased sales of Financial Services software and Security Printing Solutions products.

Net income for the first quarter was $320,000, or $0.03 per share diluted, compared to a net income of $282,000 or $0.03 per share diluted, in the prior year’s first quarter, as the effect of lower sales was offset by reduced operating expenses.

TROY Group’s Chairman and CEO, Patrick J. Dirk commented, “Although we are pleased that these preliminary results reflect our fifth consecutive quarterly profit, we are disappointed that we were not able to grow our revenues consistent with the internal projections we had prepared last year and which were included in our going private proxy materials.  As a result, at this time we no longer believe that these projections are achievable, which was a risk we had identified.  Moving forward, however, we intend to continue to pursue our strategies of adding new customers, expanding domestic and international distribution and reducing our cost structure.”

About TROY Group

TROY Group, Inc (“TROY”) offers a full range of products to its customers in two primary product lines: Secure Payment Systems and Wireless and Connectivity Solutions. Secure Payment Systems include Security Printing Solutions which enable the secure printing and management of checks, and Financial Service Solutions which enable secure electronic payments. Wireless and Connectivity Solutions includes hardware and software solutions that enable enterprises to share intelligent devices, such as printers, either wirelessly or using traditional networks.  TROY distributes productions to major corporations, banks, key government accounts and distributors worldwide.  Visit TROY at www.troygroup.com.

Forward-looking statements of TROY (statements that are not historical fact) in this news release, including statements regarding the timing of the filing of our Form 10-Q for the quarter ended February 29, 2004, the preliminary nature of our first quarter results, our ability to achieve certain projections and our strategies for pursuing profitability and growth, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on our current expectations and assumptions, and various risks and uncertainties could cause actual results to differ materially from those expressed in these forward-looking statements.  These risks and uncertainties include the continued demand for printed financial documents; the market acceptance of products incorporating wireless printing technologies; our ability to enhance existing products and develop new products; our ability to hire and retain qualified management, technology and other personnel; the impact of competition from existing and new technologies and companies; the completion of the review of our preliminary first quarter results by our audit firm; and the other factors set forth in our periodic reports and other documents that we file from time to time with the Securities and Exchange Commission.  These forward-looking statements speak only as of the date of this press release, and  TROY expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such forward-looking statements to reflect any change in our expectations or any change in the events, conditions or circumstances on which any such statement is based.

–  (Financial tables follow) –

TROY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	February 29, 2004	November 30, 2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,653	$1,727
Investment in available-for-sale securities	8,000	8,000
Accounts receivable, less allowance for doubtful accounts $347 in 2004; $393 in 2003	8,580	8,419
Inventories	5,134	4,891
Prepaid expenses and other	1,521	1,414
Deferred tax assets	2,789	2,789
Total current assets	28,677	27,240
Equipment and leasehold improvements, net	3,278	3,213
Goodwill, net	281	281
Other assets, including receivable from stockholders of $1,903 in 2004 and 2003	4,102	4,226
Total assets	$36,338	$34,960

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,760	$2,172
Accrued expenses	3,682	4,322
Deferred revenue	1,940	1,807
Total current liabilities	9,382	8,301
Stockholders’ equity:
Preferred stock, par value $.01 per share, authorized 5,000,000 shares, issued none	—	—
Common stock, par value $.01 per share; authorized 50,000,000 shares, issued 10,642,677 shares in 2004; 10,974,170 shares in 2003	107	110
Additional paid-in capital	19,921	21,122
Accumulated other comprehensive income	18	33
Retained earnings	6,918	6,598
	26,964	27,863
Less cost of treasury stock –2,800 shares in 2004; 331,493 shares in 2003	8	1,204
Total stockholders’ equity	26,956	26,659
Total liabilities and stockholders’ equity	$36,338	$34,960

TROY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS
OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	February 29, 2004	February 28, 2003

Net sales	$13,695	$14,408
Cost of goods sold	8,351	8,438
Gross profit	5,344	5,970

Operating expenses:
Selling, general and administrative	3,590	4,007
Research and development	1,237	1,462
Amortization of intangible assets	27	33
Operating income	490	468

Interest income	30	3
Interest expense	—	(2)
Income before income taxes	520	469
Provision for income taxes	200	187
Net income	$320	$282

Net income per share:
Basic	$.03	$.03
Diluted	$.03	$.03

Shares used in per share computations:
Basic	10,643	10,649
Diluted	10,648	10,649

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